UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2016

TIER REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37512	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Sherry Lane, Suite 700, Dallas, Texas

75225

(Address of principal executive offices) (Zip Code)

(972) 483-2400
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Approval of TIER REIT, Inc. Long-Term Incentive Program

On January 26, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of TIER REIT, Inc. (the “Company”) approved the general terms of the Company’s Long-Term Incentive Program (the “Program”), a multi-year performance-based and time-based equity compensation program.  The purpose of the Program is to further align the interests of the Company’s stockholders with those of management by encouraging the Company’s executive officers to create stockholder value in a pay-for-performance structure.

Under the Program, 60% of a participant’s annual equity award will be in the form of restricted stock units (“RSUs”) that are subject to performance-based vesting over a three-year period, and 40% of a participant’s annual equity award will be in the form of shares of restricted stock that are subject to time-based vesting over a three-year period with the first vesting for awards granted in 2016 to occur on December 30, 2016.

The performance-based RSUs are subject to vesting based on the Company’s annualized total return to stockholders (“TSR”) over a three-year performance measurement period on both an absolute and relative basis.  For example, the performance measurement period for RSUs granted in 2016 will begin on January 1, 2016 and continue through December 31, 2018.  The vesting of one-third of the RSU award will be based on the Company achieving a predetermined absolute TSR, the vesting of one-third of the RSU award will be based on the Company’s TSR relative to the TSR of the constituent companies of the NAREIT Office Index (unweighted), and the vesting of one-third of the RSU award will be based on the Company’s TSR relative to the TSR of a select peer group of companies.

With respect to each of the three metrics described above, the number of RSUs that vest over a performance measurement period will be based on a predetermined threshold, target and maximum level of performance of the Company’s TSR determined by the Compensation Committee at the time of each RSU grant.  The RSUs granted annually under the Program will not vest if the Company’s TSR during the performance measurement period does not meet the minimum thresholds determined by the Compensation Committee for such grant.  The number of RSUs that vest if performance is between the threshold and target levels or between the target and maximum levels with respect to any of the metrics described above will be determined based on linear interpolation.

After the performance measurement period, the Company will issue to participants a number of shares of common stock of the Company under the Company’s 2015 Equity Incentive Plan based on the number of RSUs that vested.  In addition, participants would receive additional shares to cover the dividends that would have been paid with respect to the vested RSUs if the RSUs were outstanding shares during the performance period and prior to the issuance date of the shares.

All determinations, interpretations and assumptions relating to the vesting and calculation of the performance awards will be made by the Compensation Committee.

In connection with the approval of the Program, the Compensation Committee also approved the form of Restricted Stock Unit Award Agreement with respect to awards under the Program (the “Award Agreement”), which updates the form of Restricted Unit Award Agreement previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 3, 2015.  The Award Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The summary of the Program set forth above is qualified in its entirety by reference to the Award Agreement.

Amendment to Employment Agreement with James E. Sharp

Effective as of January 26, 2016, the Company and Tier Operating Partnership LP, the Company’s operating partnership, entered into a Fourth Amendment to Employment Agreement with James E. Sharp (the “Amendment”).  The Amendment provides that Mr. Sharp’s target annual cash incentive award will be 50% of his then-current base salary and Mr. Sharp’s target annual long-term equity incentive award will be 50% of his combined then-current base salary and target annual cash incentive compensation attributable to such calendar year.  The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement with respect to performance-based vesting under the TIER REIT, Inc. 2015 Equity Incentive Plan

10.2	Fourth Amendment to Employment Agreement, effective as of January 26, 2016, by and between TIER REIT, Inc. and Tier Operating Partnership LP and James E. Sharp

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER REIT, INC.

Date: January 26, 2016	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Chief Legal Officer, Executive Vice President
and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement with respect to performance-based vesting under the TIER REIT, Inc. 2015 Equity Incentive Plan

10.2	Fourth Amendment to Employment Agreement, effective as of January 26, 2016, by and between TIER REIT, Inc. and Tier Operating Partnership LP and James E. Sharp